Exhibit 99.1
ANTARES PHARMA REPORTS THIRD QUARTER 2021 FINANCIAL AND OPERATING RESULTS
Increased Revenue 20% Year-Over-Year to $48.2 Million
Net Income of $5.4 Million, or $0.03 Per Basic and Diluted Earnings Per Share
EWING, NJ, November 4, 2021 – Antares Pharma, Inc. (NASDAQ: ATRS) (the “Company”), a specialty pharmaceutical company, today reported financial and operating results for the third quarter ended September 30, 2021 with record revenue of $48.2 million and net income of $5.4 million, or $0.03 per basic and diluted earnings per share.
Robert F. Apple, President and Chief Executive Officer of Antares Pharma, commented, “Our third quarter financial and operating results are illustrative of the strong execution that we continue to deliver across our diversified business. While XYOSTED and Teva’s generic EpiPen remain the chief drivers of the 20% revenue growth this quarter, we also advanced our corporate development initiatives and internal R&D programs that we believe will be drivers of our future growth trajectory. The recent signing of the license agreement for TLANDO, a twice daily oral formulation of testosterone tentatively approved by the FDA will expand our commercial portfolio and leverage our proven commercial organization that has strong physician relationships and clinical acumen in the large and growing testosterone replacement therapy market. We anticipate launching this exciting new oral product in the second quarter of 2022. Additionally, the initiation of the Phase I study for ATRS-1902 for adrenal crisis rescue should also further highlight our commitment to the endocrinology therapeutic area and enhances our proprietary pipeline.”
“With these accomplishments, we have updated our full year 2021 revenue guidance range to $180-190 million, representing 20-27% year-over-year growth. As we look ahead, our balance sheet continues to strengthen with our cash generation and provides a stronger foundation for additional growth opportunities. Furthermore, we expect our partners to continue to advance their development programs that will further enhance our overall future growth,” concluded Mr. Apple.
Third Quarter 2021 and Recent Highlights
•XYOSTED® total prescriptions in the third quarter 2021 increased 40% year-over-year, according to IQVIA.
•Teva’s generic EpiPen prescriptions in the third quarter 2021 increased 91% year-over-year, contributing to a 97% increase in EpiPen royalty revenue
•Entered into an exclusive U.S. license agreement for TLANDO® (testosterone undecanoate), a twice daily oral formulation of testosterone
•Initiated the Phase I study for ATRS-1902 for adrenal crisis rescue
•Replaced $20.0 million Hercules Capital term loan with a Wells Fargo credit facility and reduced associated interest expense by approximately $1.2 million annually
•Appointed seasoned healthcare executive Carmen Volkart to the Board of Directors

Financial Table

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data - unaudited)	2021	2020	2021	2020
Product revenue, net	$33,068	$28,947	$90,107	$80,709
Licensing and development revenue	3,682	4,321	15,833	8,763
Royalties	11,441	6,735	29,312	15,994
Revenue, net	48,191	40,003	135,252	105,466
Research and development expense	3,923	2,405	10,610	7,803
Selling, general and administrative expense	19,874	15,231	55,185	46,101
Net income	5,393	4,996	13,606	4,815
Basic earnings per share	0.03	0.03	0.08	0.03
Diluted earnings per share	0.03	0.03	0.08	0.03
Cash and cash equivalents, end of period	57,365	50,172
Operating cash flows	$18,716	$4,956	$27,127	$14,217

Third Quarter 2021 Financial Results
Total net revenue generated from product sales, license and development activities and royalties was $48.2 million for the three months ended September 30, 2021, a 20% increase compared to $40.0 million in the same period in 2020. For the nine months ended September 30, 2021, total revenue was $135.3 million, a 28% increase from $105.5 million for the comparable period in 2020.
Product sales were $33.1 million for the three months ended September 30, 2021, a 14% increase compared to $28.9 million for the same period in 2020. For the nine months ended September 30, 2021, product sales were $90.1 million, a 12% increase from $80.7 million in the comparable period in 2020.
Sales of our proprietary products XYOSTED®, OTREXUP® and NOCDURNA® generated revenue of $20.8 million and $58.5 million for the three and nine months ended September 30, 2021, respectively, as compared to $15.8 million and $43.2 million for the three and nine months ended September 30, 2020, respectively. The 32% and 36% increase in proprietary product sales for the three and nine months ended September 30, 2021, respectively, compared to the same periods in 2020 were principally attributable to continued growth in prescriptions and sales of XYOSTED®.
Partnered product sales were $12.2 million and $31.6 million for the three and nine months ended September 30, 2021, respectively, as compared to $13.2 million and $37.5 million for the three and nine months ended September 30, 2020, respectively. The net decrease in sales of partnered products for the third quarter and nine months ended September 30, 2021 as compared to the same periods in 2020 is attributable to a decrease in epinephrine auto injectors and sales of sumatriptan to Teva and lower production of Makena® autoinjectors for AMAG.
Licensing and development revenue was $3.7 million and $15.8 million for the three and nine months ended September 30, 2021, respectively, as compared to $4.3 million and $8.8 million for the comparable periods in 2020, respectively. The decrease in licensing and development revenue for the third quarter of 2021 compared to the comparable period in 2020 was driven by fluctuations in timing of development activities and the overall increase for the nine months ended September 30, 2021 was primarily a result of incremental development and maintenance activities with Teva and our other ongoing partnered development projects.
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Royalty revenue was $11.4 million for the three months ended September 30, 2021 compared to $6.7 million for the same period in 2020. For the nine months ended September 30, 2021, royalty revenue was $29.3 million, as compared to $16.0 million for the same period in 2020. The net increase in royalty revenue in the three and nine months ended September 30, 2021 was attributable to an increase in royalties from Teva on their net sales of generic EpiPen®.
Research and development expenses were $3.9 million and $10.6 million for the three and nine months ended September 30, 2021, respectively, as compared to $2.4 million and $7.8 million for the comparable periods in 2020, respectively. The increase in research and development costs incurred in 2021 as compared to 2020 was attributable to our ongoing internal development programs.
Selling, general and administrative expenses were $19.9 million and $55.2 million for the three and nine months ended September 30, 2021, respectively, as compared to $15.2 million and $46.1 million for the comparable periods in 2020, respectively. The net increase in selling, general and administrative expenses for the three and nine months ended September 30, 2021 was primarily due to an increase in sales and marketing expenses that had declined during the COVID-19 pandemic and incremental costs associated with NOCDURNA®, which was in-licensed in October 2020. General and administrative expenses increased due to increases in professional services, compensation, facility costs and insurance expense to support the growth of the business.
Net income was $5.4 million, or $0.03 per basic and diluted earnings per share for the third quarter 2021, compared to $5.0 million, or $0.03 per basic and diluted earnings per share in the same period in 2020. Net income was $13.6 million, or $0.08 per basic and diluted earnings per share for the nine months ended September 30, 2021 compared to a net income of $4.8 million, or $0.03 per basic and diluted earnings per share in the comparable period of 2020.
As of September 30, 2021, cash and cash equivalents were $57.4 million compared to $53.1 million as of December 31, 2020. In November 2021, Antares replaced its $20.0 million Hercules Capital term loan with a Wells Fargo credit facility, which includes a $20.0 million term loan and $20.0 million revolving line of credit. The Company generated cash from operations of $27.1 million for the nine months ended September 30, 2021.
Full-Year 2021 Financial Guidance
The Company today updated its full-year 2021 revenue guidance range from $175-200 million to $180-190 million, which represents a 20% to 27% year-over-year growth rate and assumes no significant disruptions to supply or operations due to the ongoing COVID-19 pandemic.
Webcast and Conference Call Information
The Antares management team will provide a Company update and review the third quarter and year-to-date financial results via conference call and webcast today, November 4, 2021, at 8:30am ET (Eastern Time). The webcast of the conference call will include a slide presentation, which can be accessed in the investor relations section of the Company’s website (www.antarespharma.com) under “Webcasts & Presentations”. Alternatively, callers may participate in the audio portion of the conference call by dialing (800) 353-6461 for domestic callers and (334) 323-0501 for international callers. Callers should reference the Antares Pharma conference call or conference ID number 2794616.
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About Antares Pharma
Antares Pharma, Inc. is a specialty pharmaceutical company focused primarily on the development and commercialization of self-administered injectable pharmaceutical products using advanced drug delivery auto injector technology. The Company has a portfolio of proprietary and partnered commercial products with several product candidates in various stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals (AMAG), Pfizer Inc. (Pfizer) and Idorsia Pharmaceuticals Ltd. (Idorsia). Antares Pharma’s FDA-approved products include XYOSTED® (testosterone enanthate) injection, OTREXUP® (methotrexate) injection for subcutaneous use and Sumatriptan Injection USP, which is distributed by Teva. The Company also markets NOCDURNA® (desmopressin acetate) in the U.S. and expects to commercially launch TLANDO® (testosterone undecanoate) in the U.S. pending final FDA approval.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: the Company’s ability to achieve the updated 2021 full-year revenue guidance; the uncertainty regarding the ongoing COVID-19 pandemic, including new strains of the virus, and the mitigation measures and other restrictions implemented in response to the same and the impact on demand for our products, new patients and prescriptions, future revenue, product supply, clinical trials, and our overall business, operating results and financial condition; commercial success of XYOSTED® and future revenue from the same; market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; future prescriptions and sales of OTREXUP®; successful commercialization of NOCDURNA® in the U.S. and market acceptance and future revenue from the same; uncertainties regarding future FDA approval of TLANDO®, market acceptance and future revenue from the same, whether Antares will exercise the option for LPCN 1111 (TLANDO XR) and if exercised, future timing and success of the clinical development program for TLANDO XR and future FDA approval, market acceptance and revenue from the same; whether the FDA will withdraw marketing approval for AMAG Pharmaceuticals’ Makena® subcutaneous auto injector following the FDA letter seeking withdrawal, the outcome of the FDA hearing and whether Makena® will be successful and future prescriptions, market acceptance and revenue from the same; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; Teva’s ability to successfully commercialize generic teriparatide in Europe, Canada and Israel and future revenue from the same, successful development including the timing and results of the Phase 3 trial of the drug device combination product for selatogrel with Idorsia Pharmaceuticals and FDA and global regulatory approvals and future revenue from the same; the timing and results of the clinical development program for ATRS-1902 adrenal crisis rescue auto-injector, future NDA submission and FDA approval of the same, and if approved, future market acceptance and revenue for the same; FDA approval of Teva’s ANDAs for both generic Forteo® and Byetta® and future revenue from the same; the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development including the Company’s urology assets in development as well as Pfizer’s undisclosed development product; actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to repay the debt obligation to Wells Fargo; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial
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activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.
Contact:
Tram Bui
Vice President, Corporate Communications and Investor Relations
609-359-3016
tbui@antarespharma.com

TABLES FOLLOW
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ANTARES PHARMA, INC.
Table 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Increase / (Decrease)	Nine Months Ended September 30,		Increase / (Decrease)
	2021	2020		2021	2020
Revenue
Product sales, net	$33,068	$28,947	14%	$90,107	$80,709	12%
Licensing and development revenue	3,682	4,321	(15)%	15,833	8,763	81%
Royalties	11,441	6,735	70%	29,312	15,994	83%
Total revenue, net	48,191	40,003	20%	135,252	105,466	28%

Operating expenses
Cost of product sales	14,039	13,615	3%	38,167	38,556	(1)%
Cost of development revenue	2,390	2,902	(18)%	11,147	5,485	103%
Research and development	3,923	2,405	63%	10,610	7,803	36%
Selling, general and administrative	19,874	15,231	30%	55,185	46,101	20%
Total operating expenses	40,226	34,153	18%	115,109	97,945	18%

Operating income	7,965	5,850	36%	20,143	7,521	168%
Other expense, net	(744)	(854)	(13)%	(2,976)	(2,706)	10%
Income before income taxes	7,221	4,996	45%	17,167	4,815	257%
Income tax expense	(1,828)	—	**	(3,561)	—	**
Net income	$5,393	$4,996	8%	$13,606	$4,815	183%

Earnings per common share
Basic	$0.03	$0.03		$0.08	$0.03
Diluted	$0.03	$0.03		$0.08	$0.03

Weighted average common shares outstanding
Basic	169,953	166,375		168,947	165,838
Diluted	175,128	169,655		174,937	169,759
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ANTARES PHARMA, INC.
Table 2 – CONSOLIDATED REVENUE DETAILS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Increase / (Decrease)	Nine Months Ended September 30,		Increase / (Decrease)
	2021	2020		2021	2020
Proprietary product sales
XYOSTED®	$15,948	$12,245	30%	$45,076	$32,150	40%
OTREXUP®	4,109	3,520	17%	11,103	11,027	1%
NOCDURNA®	770	—	100%	2,333	—	100%
Total proprietary product sales, net	20,827	15,765	32%	58,512	43,177	36%
Partnered product sales	12,241	13,182	(7)%	31,595	37,532	(16)%
Total product revenue, net	33,068	28,947	14%	90,107	80,709	12%
Licensing and development revenue	3,682	4,321	(15)%	15,833	8,763	81%
Royalties	11,441	6,735	70%	29,312	15,994	83%
Total revenue, net	$48,191	$40,003	20%	$135,252	$105,466	28%
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ANTARES PHARMA, INC.
Table 3 – CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$57,365	$53,137
Accounts receivable, net	54,471	42,221
Inventories, net	16,493	18,216
Contract assets	2,942	8,140
Prepaid expenses and other current assets	2,162	4,877
Deferred tax assets, net	43,987	46,982
Property and equipment, net	25,832	24,020
Other long-term assets	13,487	14,938
Total Assets	$216,739	$212,531

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$44,895	$43,032
Long-term debt	21,319	40,899
Other liabilities	9,697	9,485
Stockholders’ equity	140,828	119,115
Total Liabilities and Stockholders’ Equity	$216,739	$212,531
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